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                                                                   EXHIBIT 99.19


                 IN THE SUPREME COURT OF THE STATE OF DELAWARE

R0BERT M. MILES, GUILLERMO MARTI,             )
ANTHONY NOBLE, JEFFREY TREADWAY,              )
TILLIE SALTZMAN, DOLPHIN LIMITED              ) No. 649, 2002
PARTNERSHIP I, L.P., RAMESH MEHAN,            )
RENEE MEHAN, RENEE MEHAN IRA,                 )
SAROJ MEHAN, MANEESH MEHAN, RAHUL             )
MEHAN, JOEL MEHAN, LAJIA MEHAN, DARSHAN       )
MEHAN IRA, DANSHAL MEHAN (ROLLOVER IRA),      )
ARSH N. MEHAN, ARSH N. MEHAN (ROTH IRA),      )Court Below-Court of Chancery of
ASHOK K. MEHAN, and ASHOK K. MEHAN IRA,       )the State of Delaware, in and for
                                              )New Castle County C.A. No.
           Plaintiffs Below-                  )19786-NC
           Appellants,                        )
           V.                                 )
                                              )
JON H. OUTCALT, KEVIN E. SHAW,                )
BOAKE A. SELLS, RICHARD L.                    )
OSBORNE, GENESIS HEALTH VENTURES,             )
INC., GENESIS SUB, INC., and                  )
NCS HEALTHCARE, INC.,                         )
                                              )
           Defendants Below-                  )
           Appellees,





                          Submitted: November 26, 2002
                           Decided: November 26, 2002

Before VEASEY, Chief Justice, BERGER, and STEELE, Justices.

                                     ORDER

This 26th day of November 2002, it appears to the Court that:
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           (1) The plaintiffs-appellants are shareholders of defendant-appellee
 NCS Healthcare, Inc. ("NCS"). They have petitioned this Court, pursuant to Supreme Court Rule 42, to accept an appeal from an interlocutory order of the Court of Chancery dated November 22, 2002. The Court of Chancery's decision denied the plaintiffs' application for a preliminary injunction to prevent a proposed merger between NCS and Genesis Health Ventures; Inc. The proposed merger will be voted on at a special meeting of NCS shareholders scheduled for December 5, 2002.

          (2) Plaintiffs filed their application for certification to take an interlocutory appeal in the Court of Chancery on November 25, 2002. The Court of Chancery denied the certification application.

          (3) Applications for interlocutory review are addressed to the sound discretion of this Court. In the exercise of its discretion, this Court has concluded that the application for interlocutory review does not meet the requirements of Supreme Court Rule 42(b) and should be refused.

           NOW, THEREFORE, IT IS HEREBY ORDERED that the within interlocutory appeal is REFUSED.

                                                        BY THE COURT

                                                        /s/ Myron T. Steele
                                                        -----------------------
                                                        Justice


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